Exhibit 99.1

Liberty Global to Acquire Virgin Media

Powerful combination creates the world’s leading broadband communications company

•                  25 million customers in 14 countries

•                  Complementary strengths across video, voice & data products

•                  Significant potential to monetize customer base

•                  Substantial synergy opportunity

•                  Accretive to free cash flow

•                  Strengthened commitment to shareholder returns

Englewood, Colorado — February 5, 2013:

Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) and Virgin Media Inc. (“Virgin Media”) (NASDAQ: VMED; LSE: VMED) today announced that they have entered into an agreement, subject to shareholder approvals, pursuant to which Liberty Global will acquire Virgin Media in a stock and cash merger valued at approximately $23.3 billion.

Under the terms of the agreement, Virgin Media shareholders will receive $17.50 in cash, 0.2582 Liberty Global Series A shares and 0.1928 Liberty Global Series C shares for each Virgin Media share that they hold. Based on Liberty Global’s Series A share price of $69.46 and Series C share price of $64.50 as of February 4, 2013, this implies a price of $47.87 per Virgin Media share, reflecting a 24% premium to Virgin Media’s closing price on February 4, 2013.(1)

A Powerful Combination

Creation of the world’s leading broadband communications company, covering 47 million homes and serving 25 million customers across 14 countries. The combined company will be focused on the strongest and most strategic markets in Europe, with the scale to be at the forefront of technological change for customers.

Complementary strengths across product suite, with aligned triple-play products, roadmap and expertise across digital TV, broadband and telephony services. Mobility and B2B expertise offer significant additional growth potential in key markets.

Significant potential to monetize customer base, with opportunity to deliver current customers enhanced bundled and premium services.

(1)         In the transaction, Liberty Global will create a new holding company, a UK public limited company (plc), listed on NASDAQ. The shares delivered therefore will be shares of the plc entity with substantially similar rights, as the current Liberty Global shares of common stock.

Substantial synergy opportunity, driven by scale advantages across core functional areas.

Accretive to free cash flow, with combined track record of exceptional free cash flow generation.

Increased commitment to shareholder returns, leveraging the financial strength of the combined company, which generated $16.8 billion of revenue and $7.5 billion of Operating Cash Flow (“OCF”)(2) in 2012.

Mike Fries, President and CEO of Liberty Global, said: “Adding Virgin Media to our large and growing European operations is a natural extension of the value creation strategy we’ve been successfully using for over seven years. Virgin Media will add significant scale and a first-class management team in Europe’s largest and most dynamic media and communications market. After the deal, roughly 80% of Liberty Global’s revenue will come from just five attractive and strong countries - the UK, Germany, Belgium, Switzerland and the Netherlands.”

“Like all of our strategic acquisitions we expect this combination to yield meaningful operating and capex synergies of approximately $180 million per year upon full integration. But just as importantly, Virgin Media’s market leading innovation and product expertise, particularly in mobile and B2B, will accelerate our own development of these business segments.”

“For these and other reasons, Virgin Media will be complementary to our own organic revenue and OCF growth profile, while providing attractive free cash flow enhancement to our shareholders. As a result, we intend to increase our commitment to share buybacks going forward with an initial target of approximately $3.5 billion over a two-year period upon closing.”

Virgin Media CEO Neil Berkett said: “Over the past six years, Virgin Media has transformed the digital experience of millions of customers, catalyzed a deep-rooted change in the UK’s digital landscape and delivered impressive growth and returns for our shareholders. I’m confident that this deal will help us to build on this legacy. Virgin Media and Liberty Global have a shared ambition, focus on operational excellence and commitment to driving shareholder value. The combined company will be able to grow faster and deliver enhanced returns by capitalizing on the exciting opportunities that the digital revolution presents, both in the UK and across Europe.”

Transaction Details

The implied purchase price, before taking into account transaction costs and other expenses, represents an equity value of approximately $16.0 billion and an enterprise value of approximately $23.3 billion. This represents a purchase price multiple of 8.8 times Virgin Media’s 2012 OCF, and 7.0 times Virgin Media’s 2013 estimated OCF, after taking into consideration the expected annual impact of approximately $110 million of operating synergies that may be realized following full integration and after adjusting the consideration to be paid for certain tax assets.(3)

The equity purchase price will consist of a combination of shares and cash. Based on Virgin Media’s fully-diluted shares of 335 million,(4) Liberty Global would issue approximately 86 million Liberty Global Class A shares and 65 million Liberty Global Class C shares (in each case such shares will be shares of the plc with substantially similar rights as the existing Series A and Series C common stock of Liberty Global, as applicable). In addition, each issued and outstanding share of Liberty Global common stock will be exchanged for one share of a class of ordinary shares of a newly-formed UK public limited company (plc) carrying substantially similar rights as the existing series of Liberty Global common stock exchanged. Based on issued and outstanding shares of Liberty Global as of February 1, 2013 and adjusting for the transaction, it is expected that Virgin Media shareholders will own approximately 36% of the pro forma shares outstanding of Liberty Global and have approximately 26% of the voting rights.

(2)  References in this release to OCF refer to OCF as customarily defined by Liberty Global.

(3)  Assumptions underlying forward purchase multiple as estimated by Liberty Global.

(4)  Includes approximately 54 million shares issuable on conversion of convertible debt.

The cash component of the equity purchase price, totaling approximately $5.9 billion,(5) will be funded largely through a combination of debt financing and available liquidity of both Liberty Global and Virgin Media. We intend to increase Virgin Media’s debt by more than $3.0 billion, such that on a pro forma basis, Virgin Media’s debt will fall well within our normal leverage target of four to five times annualized OCF.(6) Together with the net proceeds of Virgin Media’s debt financing, the transaction will be funded with cash and other sources of liquidity of Virgin Media and cash and borrowing availability under Liberty Global’s existing credit facilities. Adjusting for the transaction and completion of the intended financings, we estimate the leverage on the combined company would have been approximately 5 times at December 31, 2012, which would serve as a modest deleveraging event for current Liberty Global shareholders. We are targeting mid-4’s leverage by year-end 2014.

As part of its acquisition of Virgin Media, Liberty Global will redomicile from Delaware to the United Kingdom by becoming a subsidiary of a new holding company, a UK plc. Liberty Global’s current headquarters and other principal offices will remain in place. Liberty Global will be listed on NASDAQ and will continue to report earnings and other financial statements in accordance with Securities and Exchange Commission regulations, including dollar denominated financial statements. Liberty Global’s Board of Directors will continue to form the board of Liberty Global, with the addition of one Virgin Media director to be named prior to the closing. Liberty Global believes that the creation of a UK plc as a new holding company will have several business and financial benefits, including increased strategic and financial flexibility, as it pertains to value creation for its shareholders. After closing of the transaction, Liberty Global may look to implement a European listing. Virgin Media will continue to operate under the Virgin Media brand in the UK.

Based upon facts and circumstances as of the date of announcement, Liberty Global believes that the share exchange as structured may not be taxable to U.S. shareholders of Liberty Global. However, the ultimate tax treatment of the share exchange is not certain and is dependent upon the facts and circumstances at the closing date, which are difficult to predict and are outside of Liberty Global’s control. The transaction is not conditioned upon a determination as to the tax treatment for Liberty Global stockholders. Further details will be provided in the proxy statement which will be designed to enable Liberty Global shareholders to evaluate the tax treatment with their own tax advisors.

The transaction is subject to majority approval from both companies’ shareholders, regulatory approvals and other customary closing conditions. The respective shareholder meetings, as well as the closing of the transaction, are expected to occur in the second quarter of 2013. Through certain trust arrangements, Mr. John Malone controls in excess of 35% of the voting power of Liberty Global, and he has committed to support the transaction in his capacity as a shareholder.

In connection with the transaction, LionTree Advisors acted as lead financial advisor to Liberty Global. Credit Suisse also acted as financial advisor and sole global coordinator and consent solicitation agent for the debt financing. Shearman & Sterling and Ropes & Gray served as legal counsel to Liberty Global. On behalf of Virgin Media, Goldman Sachs & Co. and J.P. Morgan acted as financial advisors and Fried Frank and Milbank served as legal counsel. Goldman Sachs International acted as corporate broker to Virgin Media.

(5)  Before estimated transaction costs, expenses and the pre-closing carrying cost of the debt of approximately $500 million.

(6)  Annualized OCF is calculated by multiplying OCF for the latest quarter by four.

Conference Call to Discuss Transaction

We will conduct a joint call to discuss the transaction on February 6, 2013 at 8:30 am EST (1.30 pm GMT). At that time, management of both Liberty Global and Virgin Media may make observations concerning their historical operating performance, their results for the fourth quarter and full-year 2012 and may make comments regarding outlook and other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

888.299.7212	United States (toll-free)
719.457.2088	United States
+44 (0) 800.404.7656	United Kingdom
3431887	Participant Passcode

In addition to the teleconference, a live, listen-only webcast will become available within the Investor Relations section of both Liberty Global and Virgin Media’s website. It is anticipated that the webcast will be archived in the Investor Relations section of both websites for at least 30 days.

Notice

Neither company is registering under the Securities Act of 1933 the offering of any securities that may be issued to finance the transaction, and any securities so issued may not be offered or sold in the United States absent an applicable exemption from the U.S. registration requirements.

LionTree Advisors and Credit Suisse are not acting for anyone other than Liberty Global, and Goldman Sachs and J.P. Morgan are not acting for anyone other than Virgin Media and in each case will not be responsible to anyone other than Liberty Global and Virgin Media, as applicable, for providing the protections afforded to their clients nor for providing advice in relation to the transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transaction and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, our estimate of Virgin Media’s 2013 OCF, the intended financing, our estimate of synergies and the value of certain tax assets, our expectation regarding combined leverage and liquidity, our expectations with respect to free cash flow and shareholder returns, our expectations with respect to future growth prospects and the impact of the transaction on our operations and financial performance, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary regulatory approval, the ability to finance the transaction (including the completion of the debt financing), Virgin Media’s ability to continue financial and operational growth at historic levels, the ability to successfully operate and integrate the Virgin Media operation and realize estimated synergies, continued use by subscribers and potential subscribers of Virgin Media’s services, the ability to achieve expected operational efficiencies and economies of scale, as well as other factors detailed from time to time in Liberty Global’s and Virgin Media’s filings with the Securities and Exchange Commission (“SEC”)  including our most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find it

Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securties of

Liberty Global, Virgin Media or the new Liberty Global holding company. In connection with the proposed transaction, Liberty Global and Virgin Media will file a joint proxy statement/prospectus with the SEC, and the new Liberty Global holding company will file a Registration Statement on Form S-4 with the SEC. STOCKHOLDERS OF EACH COMPANY AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Liberty Global, Virgin Media and the new Liberty Global holding company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado, 80112, USA, Attention: Investor Relations, Telephone: +1 303 220 6600, or to Virgin Media Limited, Communications House, Bartley Wood Business Park, Bartley Way, Hook, RG27 9UP, United Kingdom, Attn: Investor Relations Department, Telephone +44 (0) 1256 753037.

Participants in Solicitation

The respective directors and executive officers of Liberty Global and Virgin Media and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Liberty Global’s directors and executive officers is available in its proxy statement filed with the SEC by Liberty Global on April 27, 2012, and information regarding Virgin Media’s directors and executive officers is available in its proxy statement filed with the SEC by Virgin Media on April 30, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

About Liberty Global

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 35 million services as of December 31, 2012.

Liberty Global’s consumer brands include UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division, and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com or contact:

Investor Relations
Christopher Noyes	+1 303 220 6693
Oskar Nooij	+1 303 220 4218

Media
Hanne Wolf, Liberty Global	+1 303 220 6678
Bert Holtkamp, Liberty Global	+31 20 778 9800
Stanislas Neve de Mevergnies, Brunswick New York	+1 212 333 3810

About Virgin Media

Virgin Media is the first provider of all four broadband, TV, mobile phone and home phone services in the UK. The company’s cable network — the result of a multi-billion pound private investment — delivers ultrafast broadband connections to over half of all UK homes, with speeds of up to 100Mb, and is being expanded to reach thousands more people across the country.

Virgin Media has developed the most advanced interactive television service, bringing together broadcast TV, thousands of hours of on demand programming and the best of the web in a single set-top box powered by TiVo. The company was the first to offer HD TV and 3D on demand to millions of UK households.

Virgin Media operates the most popular virtual mobile network in the UK which, when launched, was the world’s first such mobile phone service. It is also one of the largest fixed-line home phone providers in the country, with a fast growing B2B division servicing both private and public sector organizations.

Virgin Media Inc. is listed on the NASDAQ Stock Market and the London Stock Exchange (VMED).

Investor Relations

Richard Williams	+44 (0) 1256 753037	richard.williams@virginmedia.co.uk
Phil Rudman	+44 (0) 1256 752677	phil.rudman@virginmedia.co.uk

Media

Michelle Gordon	+44 (0)20 7909 3292	michelle.gordon@virginmedia.co.uk
Gareth Mead	+44 (0)20 7909 3289	gareth.mead@virginmedia.co.uk

Tavistock

Matt Ridsdale	+44 (0) 20 7920 3150	mridsdale@tavistock.co.uk
Lulu Bridges	+44 (0) 20 7920 3150	lbridges@tavistock.co.uk